UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2012

AZZ incorporated
(Exact name of Registrant as specified in its charter)

TEXAS (State or Other Jurisdiction of Incorporation or Organization)	1-12777 Commission File No.	75-0948250 (I.R.S. Employer Identification Number)

One Museum Place, Suite 500 3100 West Seventh Street Fort Worth, TX 76107 (Address of principal executive offices, including zip code)

Registrant’s Telephone Number, including Area Code:	(817) 810-0095

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Attached is Exhibit 99.1, AZZ incorporated’s Press Release reporting the Company’s unaudited earnings and other selected financial information for the three and six month periods ended August 31, 2012, dated September 27, 2012.

ITEM 8.01 OTHER EVENTS

On September 27, 2012, AZZ entered into an agreement to acquire substantially all of the assets of Galvcast Manufacturing Inc. (“Galvcast”), a Canadian galvanizer with operations in Ontario, and certain real property owned by an affiliate of Galvcast.  AZZ would acquire these assets through AZZ Blenkhorn & Sawle Limited, an indirect wholly-owned subsidiary of AZZ.  The acquisition is expected to close on October 1, 2012, subject to the satisfaction of customary closing conditions.  AZZ announced that it had entered into this agreement in the press release attached as Exhibit 99.1.

Attached is Exhibit 99.2, Unaudited Financial and Other Statistical Information, for the three and six month periods ended August 31, 2012 and Guidance for Fiscal Year 2013, which compiles AZZ incorporated’s unaudited financial and other statistical information for the three and six month periods ended August 31, 2012 and provides forward looking guidance for the fiscal year ending February 28, 2013.  The guidance for the fiscal year to end February 28, 2013, consists of either a projected range or management’s estimate of most likely results.  These projections involve risk and uncertainties, the outcome of which cannot be foreseen at this time and, therefore, actual results will vary from these forecasts.  We undertake no obligation to affirm, publicly or revise any forward-looking statements, whether as a result of information, future events or otherwise.

ITEM 9.01 EXHIBITS

The following exhibits are filed as part of this report.

Exhibit 99.1
AZZ incorporated’s Press Release reporting the Company’s  unaudited earnings and other selected financial information for the three and six month periods ended August 31, 2012, dated September 27, 2012.

Exhibit 99.2	Unaudited Financial and Other Statistical Information for the three and six month periods ended August 31, 2012, and Guidance for Fiscal Year 2013.

FORWARD LOOKING STATEMENTS

Certain statements herein about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as, “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. This Current Report on Form 8-K may contain forward-looking statements that involve risks and uncertainties including, but not limited to, changes in customer demand and response to products and services offered by AZZ and its affiliates and by Seller, including demand by the electrical power generation markets, electrical transmission and distribution markets, the nuclear power generation markets, the industrial markets, and the hot dip galvanizing markets; prices and raw material cost, including zinc and natural gas which are used in the hot dip galvanizing process; changes in the economic conditions of the various markets that AZZ and its affiliates and/or Seller serve, foreign and domestic, customer request delays of shipments, acquisition opportunities, currency exchange rates, adequacy of financing, and availability of experienced management employees to implement AZZ’s growth strategy. AZZ has provided additional information regarding risks associated with the business in AZZ’s Annual Report on Form 10-K for the fiscal year ended February 29, 2012 and other filings with the SEC, available for viewing on AZZ’s website at www.azz.com and on the SEC’s website at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date hereof and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ incorporated
DATE: 9/28/2012	By: /s/ Dana Perry
Dana Perry Senior Vice President Finance Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description
99.1
AZZ incorporated’s Press Release reporting the Company’s  unaudited earnings and other selected financial information for the three and six-month periods ended August 31, 2012, dated September 27, 2012.

99.2	Unaudited Financial and Other Statistical Information for the three and six-month periods ended August 31, 2012, and Guidance for Fiscal Year 2013.